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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-88704) pertaining to the March 1980 and December 1981 Employee Stock Option Plans, (Form S-8 No. 33-18408) pertaining to the Employee Savings and Stock Ownership Plan of Network Systems Corporation, (Form S-8 No. 33-3812) pertaining to the Network Systems Corporation 1986 Employee Stock Purchase Plan, (Form S-8 No. 33-27434) pertaining to the Network Systems Corporation 1989 Employee Stock Purchase Plan, (Form S-8 No. 33-32390) pertaining to the Network Systems Corporation 1989 Long-Term Stock Incentive Plan, (Form S-8 No. 33-35478) pertaining to the Network Systems Corporation Nonemployee Directors Stock Option Plan, (Form S-8 No. 33-41849) pertaining to the conversion to Network Systems Corporation of the Vitalink 1990 Stock Option and Vitalink 1982 Incentive Stock Option Plans, (Form S-8 No. 33-52501) pertaining to the Network Systems
Corporation 1989 Employee Stock Purchase Plan, (Form S-8 No. 33-52787) pertaining to the Network Systems Corporation 1989 Long-Term Stock Incentive Plan, and in the Related Prospectuses of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Network Systems Corporation included in the Annual Report on Form 10-K/A, as amended for the year ended December 31, 1993.

                                          ERNST & YOUNG

Minneapolis, Minnesota
January 6, 1995